Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

I, Gerald McLaughlin, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that, to my knowledge, the Annual Report on Form 10‑K of Neos Therapeutics, Inc. for the period ended December 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10‑K fairly presents, in all material respects, the financial condition and results of operations of Neos Therapeutics, Inc.

/s/ GERALD MCLAUGHLIN

Gerald McLaughlin
President and Chief Executive Officer
(Principal Executive Officer)
March 13, 2020

I, Richard Eisenstadt, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that, to my knowledge, the Annual Report on Form 10‑K of Neos Therapeutics, Inc. for the period ended December 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10‑K fairly presents, in all material respects, the financial condition and results of operations of Neos Therapeutics, Inc.

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/s/ RICHARD EISENSTADT

Richard Eisenstadt
Chief Financial Officer
(Principal Financial Officer)
March 13, 2020